EXHIBIT 99.2

ARC GROUP WORLDWIDE, INC.

PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

INTRODUCTION TO UNAUDITED PRO FORMA

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

On June 24, 2014, ARC Group Worldwide, Inc. (“ARC” or the “Company”) completed the asset purchase of Kecy Corporation, a Michigan corporation and 4111 Munson Holding, LLC, a Michigan limited liability company (combined referenced as “Kecy”). The unaudited pro forma condensed consolidated financial data presented herein is derived from the historical condensed consolidated financial statements of the Company and the historical financial statements of Advance Tooling Concepts, LLC ("ATC"), as previously reported in the 8-K/A filed on June 24, 2014, and Kecy. The unaudited pro forma condensed consolidated balance sheet information, as of March 30, 2014 for ARC, as of April 7, 2014 for ATC, and as of March 31, 2014 for Kecy is presented on an adjusted basis as if the ATC acquisition and the Kecy asset purchase had occurred on March 30, 2014. The unaudited pro forma condensed consolidated statements of operations for the nine months ended March 30, 2014 for ARC, April 7, 2014 for ATC, and March 31, 2014 for Kecy and the year ended June 30, 2013 combine the Company’s historical condensed consolidated statements of operations with ATC's and Kecy's historical statements of operations for those periods, and give effect to the acquisition and asset purchase as if they had occurred on July 1, 2012. The unaudited pro forma condensed consolidated statement of operations reflect adjustments to give effect to pro forma events that are (1) directly attributable to the acquisition, (2) factually supportable, and (3) expected to have a continuing impact on the combined results. No pro forma effects have been given to any operational or other synergies that may be realized from the acquisition.

The unaudited pro forma condensed consolidated financial information is based on the estimates and assumptions described in the notes to the unaudited pro forma condensed consolidated financial statements.  The unaudited pro forma condensed consolidated financial information has been prepared using the purchase method of accounting in which the total cost of the acquisition and asset purchase is allocated to the tangible and intangible assets acquired and liabilities assumed based on their estimated fair values at the date of the transactions.  This allocation has been done on a preliminary basis and is subject to change pending final determination of fair values for the acquired assets and assumed liabilities and a final analysis of the total purchase price paid, including direct costs of the transactions. The adjustments included in the unaudited pro forma condensed consolidated financial information represent the preliminary determination of such adjustments based upon currently available information.  Accordingly, the actual fair value of the assets acquired, liabilities assumed and the related adjustments may differ from those reflected here.  ARC expects to finalize the purchase price allocations within one year of the date of the transactions.

The accompanying unaudited pro forma condensed consolidated financial information should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and the financial statements and related notes contained in the Company’s annual report on Form 10-K filed with the Securities and Exchange Commission for the year ended June 30, 2013, as well as other financial information filed with the Securities and Exchange Commission.

The unaudited pro forma condensed consolidated financial information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that might have been achieved had the transactions occurred as of an earlier date, and they are not necessarily indicative of future operating results or financial position.  These pro forma amounts do not, therefore, project ARC’s financial position or results of operations for any future date or period.

ARC GROUP WORLDWIDE, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET, continued
AS OF MARCH 30, 2014 FOR ARC GROUP WORLDWIDE, INC., APRIL 7, 2014
FOR ADVANCE TOOLING CONCEPTS, LLC, AND MARCH 31, 2014 FOR
KECY CORPORATION AND 4111 MUNSON HOLDING, LLC
(in thousands except share count and per share amounts)

	ARC Group Worldwide, Inc.	Advance Tooling Concepts, LLC	Kecy Corporation and 4111 Munson Holding, LLC	Advance Tooling Concepts, LLC Pro Forma Adjustments		Kecy Corporation and 4111 Munson Holding, LLC Pro Forma Adjustments		ARC Group Worldwide, Inc. Pro Forma
	(Historical)	(Historical)	(Historical)
ASSETS

Current Assets:
Cash and Cash Equivalents	$5,563	$308	$916	$—		$—		$6,787
Accounts Receivable, Net	10,851	1,272	2,750	(59)	A	—		14,814
Inventories, Net	12,357	469	2,366	(171)	B	—		15,021
Prepaid and Other Current Assets	1,100	15	1,109	—		—		2,224

Total Current Assets	29,871	2,064	7,141	(230)		—		38,846

Property and Equipment, net	26,506	2,466	3,744	—		5,370	AA	38,086

Long-Term Assets:
Goodwill	11,497	—	—	20,783	C	5,902	BB	38,182
Intangible Assets	4,243	—	—	—		7,346	AA	11,589
Other	180	—	—	791	D	219	CC	1,190

Total Long-Term Assets	15,920	—	—	21,574		13,467		50,961

Total Assets	$72,297	$4,530	$10,885	$21,344		$18,837		$127,893

See accompanying notes to these unaudited pro forma condensed consolidated financial statements.

ARC GROUP WORLDWIDE, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET, continued
AS OF MARCH 30, 2014 FOR ARC GROUP WORLDWIDE, INC., APRIL 7, 2014
FOR ADVANCE TOOLING CONCEPTS, LLC, AND MARCH 31, 2014 FOR
KECY CORPORATION AND 4111 MUNSON HOLDING, LLC
(in thousands except share count and per share amounts)

	ARC Group Worldwide, Inc.	Advance Tooling Concepts, LLC	Kecy Corporation and 4111 Munson Holding, LLC	Advance Tooling Concepts, LLC Pro Forma Adjustments		Kecy Corporation and 4111 Munson Holding, LLC Pro Forma Adjustments		ARC Group Worldwide, Inc. Pro Forma
	(Historical)	(Historical)	(Historical)
LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Current Portion of Long-Term Debt	$8,345	$—	$519	$(1,688)	E	$—		$7,176
Payable Due to Seller	—	—	—	2,400	F	2,600	EE	5,000
Accounts Payable	5,633	533	1,091	(59)	A	—		7,198
Accrued Expenses	3,753	126	205	—		219	CC	4,303
Due to Related Party	20	—	—	—		—		20
Deferred Income	774	354	203	—		—		1,331

Total Current Liabilities	18,525	1,013	2,018	653		2,819		25,028

Long-Term Liabilities:
Bank Debt	6,651	—	1,360	40,134	E	23,700	DD	71,845
Convertible Debt (Net of Discount)	16,182	—	—	(16,182)	G	—		—

Total Long-Term Liabilities	22,833	—	1,360	23,952		23,700		71,845

Total Liabilities	41,358	1,013	3,378	24,605		26,519		96,873

Stockholders’ Equity:
Preferred Stock, $0.001 Par Value, 2,000,000 Authorized, No Shares Issued and Outstanding	—	—	—	—		—		—
Common Stock, $0.0005 Par Value, 250,000,000 Shares Authorized, 14,694,208 Shares Issued and 14,673,205 Outstanding	3	—	12	—		(12)	HH	3
Treasury Stock	(94)	—	—	—		—		(94)
Additional Paid In Capital	14,098	3,593	390	(3,593)	H	(565)	FF	13,923
Accumulated Earning (Deficit)	15,980	(76)	7,105	332	B, D, G, I	(7,105)	GG	16,236

	ARC Group Worldwide, Inc.	Advance Tooling Concepts, LLC	Kecy Corporation and 4111 Munson Holding, LLC	Advance Tooling Concepts, LLC Pro Forma Adjustments	Kecy Corporation and 4111 Munson Holding, LLC Pro Forma Adjustments	ARC Group Worldwide, Inc. Pro Forma

Total Stockholders’ Equity	29,987	3,517	7,507	(3,261)	(7,682)	30,068

Non-Controlling Interest	952	—	—	—	—	952

	30,939	3,517	7,507	(3,261)	(7,682)	31,020

Total Liabilities and Stockholders’ Equity	$72,297	$4,530	$10,885	$21,344	$18,837	$127,893

Shares Outstanding	14,673,205	—	—	—	—	14,673,205

See accompanying notes to these unaudited pro forma condensed consolidated financial statements.

ARC GROUP WORLDWIDE, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED MARCH 30, 2014 FOR ARC GROUP WORLDWIDE, INC.,
APRIL 7, 2014 FOR ADVANCE TOOLING CONCEPTS, LLC, AND MARCH 31, 2014 FOR
KECY CORPORATION AND 4111 MUNSON HOLDING, LLC
(in thousands except share count and per share amounts)

	ARC Group Worldwide, Inc.	Advance Tooling Concepts, LLC	Kecy Corporation and 4111 Munson Holding, LLC	Advance Tooling Concepts, LLC Pro Forma Adjustments		Kecy Corporation and 4111 Munson Holding, LLC Pro Forma Adjustments		ARC Group Worldwide, Inc. Pro Forma
	(Historical)	(Historical)	(Historical)
Sales, Net	$59,272	$12,116	$19,166	$(1,264)	J	$—		$89,290
Cost of Sales	40,888	7,684	14,434	(802)	K	671	II	62,875

Gross Profit	18,384	4,432	4,732	(462)		(671)		26,415

Operating Expense:
Selling, General and Administrative	10,465	2,466	1,806	67	L	500	II	15,304
Merger Expenses	194	—	—	(194)	M	—		—

Income (Loss) from Operations	7,725	1,966	2,926	(335)		(1,171)		11,111

Other Income (Expense):
Other Income (Expense), Net	9	1	(76)	—		—		(66)
Interest Income (Expense), Net	(781)	(27)	15	(320)	O	(933)	JJ	(2,046)

Total Other Income (Expense)	(772)	(26)	(61)	(320)		(933)		(2,112)

Income (Loss) before Income Taxes	6,953	1,940	2,865	(655)		(2,104)		8,999

Current Income Tax Expense (Benefit)	2,418	—	43	465	P	(762)	LL	2,164
Deferred Income Tax Benefit	—	—	—	—		—		—

Net Income (Loss)	4,535	1,940	2,822	(1,120)		(1,342)		6,835

	ARC Group Worldwide, Inc.	Advance Tooling Concepts, LLC	Kecy Corporation and 4111 Munson Holding, LLC	Advance Tooling Concepts, LLC Pro Forma Adjustments	Kecy Corporation and 4111 Munson Holding, LLC Pro Forma Adjustments	ARC Group Worldwide, Inc. Pro Forma
Net Loss Attributable to Non-Controlling Interest	(182)	—	—	—	—	(182)

Net Income (Loss)	$4,353	$1,940	$2,822	$(1,120)	$(1,342)	$6,653

Net Income per Common Share from Continuing Operations:
Basic and Diluted	$0.30	$—	$—	$—	$—	$0.46
Diluted	$0.30	$—	$—	$—	$—	$0.46

Weighted Average Common Shares Outstanding:
Basic and Diluted	14,561,872	—	—	—	—	14,561,872

 See accompanying notes to these unaudited pro forma condensed consolidated financial statements

ARC GROUP WORLDWIDE, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE TWELVE MONTHS ENDED JUNE 30, 2013
(in thousands except share count and per share amounts)

	ARC Group Worldwide, Inc.	Advance Tooling Concepts, LLC	Kecy Corporation and 4111 Munson Holding, LLC	Advance Tooling Concepts, LLC Pro Forma Adjustments		Kecy Corporation and 4111 Munson Holding, LLC Pro Forma Adjustments		ARC Group Worldwide, Inc. Pro Forma
	(Historical)	(Historical)	(Historical)
Sales, Net	$68,486	$13,805	$24,956	$(1,049)	J	$—		$106,198
Cost of Sales	50,194	10,029	19,497	(762)	K	907	II	79,865

Gross Profit	18,292	3,776	5,459	(287)		(907)		26,333

Operating Expense:
Selling, General and Administrative	11,620	1,818	1,213	90	L	675	II	15,416
Merger Expenses	1,637	—	—	194	M	274	KK	2,105

Income (Loss) from Operations	5,035	1,958	4,246	(571)		(1,856)		8,812

Other Income (Expense):
Other Income	52	110	52	577	N	—		791
Gain on Bargain Purchase	381	—	—	—		—		381
Interest Income (Expense), Net	(1,142)	(34)	(133)	(373)	O	(1,244)	JJ	(2,926)

Total Other Income (Expense)	(709)	76	(81)	204		(1,244)		(1,754)

Income (Loss) before Income Taxes	4,326	2,034	4,165	(367)		(3,100)		7,058

Current Income Tax Expense (Benefit)	722	—	64	603	P	(1,122)	LL	267
Deferred Income Tax Benefit	—	—	—	—		—		—

Net Income (Loss) from Continuing Operations	3,604	2,034	4,101	(970)		(1,978)		6,791

Loss from Discontinued Operations, Net of Taxes of $0	(274)	—	—	—		—		(274)

Net Income (Loss) Before Non-Controlling Interest	3,330	2,034	4,101	(970)		(1,978)		6,517

	ARC Group Worldwide, Inc.	Advance Tooling Concepts, LLC	Kecy Corporation and 4111 Munson Holding, LLC	Advance Tooling Concepts, LLC Pro Forma Adjustments	Kecy Corporation and 4111 Munson Holding, LLC Pro Forma Adjustments	ARC Group Worldwide, Inc. Pro Forma
Net Loss Attributable to Non-Controlling Interest	(291)	—	—	—	—	(291)

Net Income (Loss)	$3,039	$2,034	$4,101	$(970)	$(1,978)	$6,226

Net Income per Common Share from Continuing Operations:
Basic and Diluted	$0.22	$—	$—	$—	$—	$0.45
Diluted	$0.22	$—	$—	$—	$—	$0.45

Weighted Average Common Shares Outstanding:
Basic and Diluted	13,742,683	—	—	—	—	13,742,683

See accompanying notes to these unaudited pro forma condensed consolidated financial statements

ARC GROUP WORLDWIDE, INC. AND SUBSIDIARIES NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - Description of Transaction

On June 24, 2014, ARC Group Worldwide, Inc. ("ARC" or the "Company"), ARC Metal Stamping, LLC, a Delaware limited liability company and subsidiary of the Company ("AMS"), Kecy Corporation, a Michigan corporation, and 4111 Munson Holding, LLC, a Michigan limited liability company (combined referenced as “Kecy”) entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) pursuant to which AMS agreed to purchase substantially all of the assets of Kecy and certain real property from Munson (collectively, the “Kecy Acquisition”). The total purchase price of the Kecy Acquisition is Twenty Six Million Dollars ($26,000,000) (the “Purchase Price”). The Purchase Price is subject to certain working capital adjustments. The Purchase Price allocation is Twenty One Million Dollars ($21,000,000) to Kecy and Five Million Dollars ($5,000,000) to Munson. The effective date of the acquisition was June 25, 2014.

 NOTE 2 - Basis of Presentation

The unaudited pro forma condensed consolidated balance sheet combines the historical condensed consolidated balance sheets of ARC as of March 30, 2014, ATC as of April 7, 2014, and Kecy as of May 31, 2014 giving effect to the ATC acquisition and the Kecy asset purchase as if they had occurred on March 30, 2014. The unaudited pro forma condensed consolidated statement of operations for the nine months ended March 30, 2014 for ARC, April 7, 2014 for ATC, and Kecy as of May 31, 2014 and the year ended June 30, 2013 combine the historical condensed consolidated statements of operations of ARC with ATC and Kecy's historical statements of operations for those periods, and give effect to the acquisition and asset purchase as if they had occurred on July 1, 2012. Adjustments have been made to conform ATC's and Kecy’s balance sheet and statement of operations to ARC's fiscal year end. No pro forma effects have been given to any operational or other synergies that may be realized from the acquisition.

The unaudited pro forma condensed consolidated financial information is based on the estimates and assumptions described in the notes to the unaudited pro forma condensed consolidated financial statements.  The unaudited pro forma condensed consolidated financial information has been prepared using the purchase method of accounting in which the total cost of the acquisition is allocated to the tangible and intangible assets acquired and liabilities assumed based on their estimated fair values at the date of the acquisition.  This allocation has been done on a preliminary basis and is subject to change pending final determination of fair values for the acquired assets and assumed liabilities and a final analysis of the total purchase price paid, including direct costs of the acquisition. The adjustments included in the unaudited pro forma condensed consolidated financial information represents the preliminary determination of such adjustments based upon currently available information. Accordingly, the actual fair value of the assets acquired, liabilities assumed and the related adjustments may differ from those reflected in this pro forma financial statement.  ARC expects to finalize the purchase price allocations within one year of the date of the acquisition.

NOTE 3 - Pro Forma Adjustments

Adjustments included in the columns under the headings "Advance Tooling Concepts, LLC Pro Forma Adjustments" represent the following:

(A)	To record the elimination of the intercompany accounts receivable and accounts payable between ARC and ATC.

(B)	To record the elimination of margin of inventory on hand purchased by ARC from ATC.

(C)
To record the estimated residual value of goodwill acquired, estimated as the difference between the purchase price of $24.3 million (including $0.3 million of acquired cash) and the estimated fair value of identifiable assets and liabilities. As the Company finalizes the purchase price allocation it anticipates that a portion of the goodwill will be reclassified as depreciable or amortizable assets. The estimated fair value is preliminary based upon current information and actual results may differ from those reflected here. ARC expects to finalize the purchase price allocations within one year of the date of transaction.

(D)	To record the new deferred loan costs less the write-off of remaining original loan costs.

(E)
To record the short and long-term portions of the borrowings from the $90 million credit facility with RBS Citizens, N.A. as Administrative Agent, Collateral Agent, Sole Lead Arranger and Sole Bookrunner, and Capital One, N.A., as Syndication Agent (the "Credit Agreement").

(F)
To record the liability for ten percent (10%) of the respective purchase prices as held back by the Company for the payment of any amounts owed by ATC to the Company pursuant to the working capital adjustments in the ATC Purchase Agreement and also to satisfy any indemnification obligations of the ATC.

ARC GROUP WORLDWIDE, INC. AND SUBSIDIARIES NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(G)	To record the payoff of the Precision Castparts Corp. ("PCC") convertible note.

(H)	To eliminate the ATC additional paid in capital balance in purchase accounting.

(I)
To eliminate the ATC accumulated deficit balance in purchase accounting and to record the impacts of the write off of the original loan cost, recognition of the gain on early debt extinguishment for the PCC convertible note, and the adjustment to inventory to eliminate the intercompany margin.

(J)	To record the elimination of intercompany sales between ATC and ARC.

(K)	To record the elimination of intercompany cost of sales between ATC and ARC.

(L)	To record the incremental deferred loan cost amortization under the new credit agreement.

(M)	To eliminate acquisition-related transaction costs incurred as part of the acquisition.

(N)	To recognize the gain on early debt extinguishment of the PCC convertible note.

(O)
To recognize estimated interest expense on the borrowings of the $90 million credit facility with RBS Citizens, N.A. as Administrative Agent, Collateral Agent, Sole Lead Arranger and Sole Bookrunner, and Capital One, N.A., as Syndication Agent (the "Credit Agreement").

(P)	To recognize the estimated tax effect of the pro forma adjustments using a blended statutory rate of approximately 36.2%.

Adjustments included in the columns under the headings "Kecy Corporation and 4111 Munson Holding, LLC
Pro Forma Adjustments" represent the following:

(AA)
To adjust the fixed and intangible assets to preliminary valuation balances. The weighted average expected useful lives of the acquired tangible assets approximates 13 years. The weighted average expected useful lives of the acquired intangible assets approximates 11 years. The historical balance of Kecy included two owned buildings. As part of the asset purchase ARC purchased only one of the buildings and will be leasing the other. The valuation is preliminary and actual results may differ from those reflected here. ARC expects to finalize the purchase price allocations within one year of the date of transaction.

(BB)
To record the estimated residual value of goodwill acquired, estimated as the difference between the purchase price of $26.3 million (including $0.3 million of acquired cash) and the preliminary value of identifiable assets and liabilities based on a third party valuation. The valuation is preliminary and actual results may differ from those reflected here. ARC expects to finalize the purchase price allocations within one year of the date of transaction.

(CC)	To record the new deferred loan costs.

(DD)
To record the $23.7 million delayed draw term loan from the $90 million credit facility with RBS Citizens, N.A. as Administrative Agent, Collateral Agent, Sole Lead Arranger and Sole Bookrunner, and Capital One, N.A., as Syndication Agent (the "Credit Agreement").

(EE)
To record the liability for ten percent (10%) of the respective purchase prices as held back by the Company for the payment of any amounts owed by Kecy to the Company pursuant to the working capital adjustments in the Kecy Asset Purchase Agreement and also to satisfy any indemnification obligations of Kecy.

(FF)	To eliminate the Kecy additional paid in capital balance in purchase accounting and to record the present value adjustment related to the liability as agreed in the Kecy Asset Purchase Agreement.

(GG)	To eliminate the Kecy accumulated earning balance in purchase accounting.

(HH)	To eliminate the Kecy Common Stock balance in purchase accounting.

(II)	To record the incremental depreciation expense resulting from the preliminary valuation of the fixed and intangible assets.

ARC GROUP WORLDWIDE, INC. AND SUBSIDIARIES NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(JJ)
To recognize estimated interest expense on the $23.7 million delayed draw term loan, utilizing an interest rate of 5.25%, from the $90 million credit facility with RBS Citizens, N.A. as Administrative Agent, Collateral Agent, Sole Lead Arranger and Sole Bookrunner, and Capital One, N.A., as Syndication Agent (the "Credit Agreement").

(KK)	To record the Kecy asset purchase-related transaction costs incurred as part of the asset purchase.

(LL)	To recognize the estimated tax effect of the pro forma adjustments using a blended statutory rate of approximately 36.2%.